Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2022 Third Quarter Results

PHOENIX, ARIZ. - August 3, 2022 - Universal Technical Institute, Inc. (NYSE: UTI), a leading provider of transportation and technical training programs, reported financial results for the fiscal 2022 third quarter ended June 30, 2022.

•New student starts increased 25.0% from the prior year quarter and average undergraduate full-time active students increased 11.4%.
•Revenue increased 20.5% to $101.0 million versus the prior year quarter.
•Net income of $0.8 million, adjusted net income* of $5.7 million, and adjusted EBITDA* of $11.0 million, with the latter two increasing 71% and 53% versus the prior year quarter, respectively.

“We delivered another strong quarter with revenue and adjusted EBITDA exceeding our expectations,” said Jerome Grant, UTI’s Chief Executive Officer. “Several elements of our growth and diversification strategy, which is still in its early stages of deployment, contributed positively to our performance in the quarter, including the MIAT College of Technology acquisition and the opening of our new campus in Austin, TX.”

Grant continued, “As always, our focus on delivering strong student and employment outcomes is central to everything we do at UTI. The need for our services across a broad array of in-demand fields in the transportation and skilled trades arenas supports our strategy of expanding our offerings into areas where the skills gap remains substantial. Our recent announcement to acquire Concorde Career Colleges, which will broaden our family of education brands into sizeable and growing healthcare fields like dental and other allied health professions, as well as patient care and nursing, fits perfectly with this strategy. In addition, we are opening our new campus in Miramar, FL this month and are executing on our plan for MIAT program expansions across the UTI campuses over the next two years. We remain focused and excited for the opportunities ahead of us and delivering on our longer-term strategic roadmap that we believe will result in revenue in excess of $700 million and adjusted EBITDA margin of approximately 20% by fiscal 2025. With our flexible and adaptable business model, we are prepared to navigate any nearer term challenges affecting the broader economic environment.”

Financial Results for the Three-Month Period Ended June 30, 2022 Compared to 2021

•Revenues increased 20.5% to $101.0 million compared to $83.8 million primarily due to an increase in average undergraduate full-time active students and higher revenue earned per student, as well as the addition of MIAT.
•Operating expenses rose by 22.7% to $99.0 million, compared to $80.7 million. The increase was primarily due to the incremental cost of delivery associated with growth in the average student population, the inclusion of MIAT and ongoing one-time investments in support of our growth and diversification strategy.
•Operating income was $2.0 million compared to $3.1 million.
•Net income was $0.8 million compared to $3.0 million. Adjusted net income* was $5.7 million compared to $3.3 million.
•Basic and diluted (loss) income per share (EPS) were $(0.01) compared to $0.03.
•Adjusted EBITDA* was $11.0 million compared to $7.2 million.
•Average undergraduate full-time active students increased 11.4% driven by strong new student start growth in the quarter and the addition of MIAT.
•New student starts increased 25.0% in the period.

*See “Use of Non-GAAP Financial Information” below.

“We delivered 25% new student start growth in the quarter, which was in line with our expectations, as we benefited from multiple factors including increased MIAT starts, the first cohorts of students at our new Austin, TX campus, as well as benefits from start optimization efforts in our important high school channel,” said UTI Chief Financial Officer, Troy Anderson. “Our strong financial results so far this year give us further confidence in meeting the growth we projected at the beginning of the fiscal year. We expect to come in towards the higher end of the guidance range for our key financial metrics, including revenue and adjusted EBITDA. Regarding new student start growth this year, we now expect full-year growth of low to mid-single digits, as our efforts to optimize high school starts will not offset pressure from macroeconomic factors we are seeing in our adult channel. That said, we are still seeing strong inquiry volumes and expect accelerated new student start growth in fiscal 2023 and beyond as we yield the benefits of our growth and diversification strategy.”

Balance Sheet and Liquidity

At June 30, 2022, UTI’s total available liquidity was $70.7 million. In April 2022, the Company completed the financing of the Lisle campus purchase via a new term loan of $38 million, with net proceeds of approximately $20 million after certain fees and the retirement of the existing debt that transferred with the acquired entity. Additionally, consistent with UTI’s growth and diversification strategy, year-to-date capital expenditures, excluding the Lisle campus purchase, were $41.1 million driven primarily by the Austin, TX and Miramar, FL new campus build-outs, new welding programs, and the campus optimization initiatives, all of which will be mostly completed during fiscal 2022.

Financial Results for the Nine-Month Period Ended June 30, 2022 Compared to 2021

•Revenues increased 29.7% to $308.1 million compared to $237.6 million. Similar to the three months ended, the increase is primarily due to higher average undergraduate full-time active students and higher revenue earned per student, as well as the addition of MIAT. Revenue per student in the prior year period was negatively impacted by the pace in which students were progressing through their programs due to the continuing effects of the pandemic.
•Operating expenses increased by 22.8% to $289.2 million, compared to $235.4 million. Similar to the three months ended, the increase was primarily due to the incremental cost of delivery associated with growth in the average student population, the inclusion of MIAT and ongoing investments in support of our growth and diversification strategy.
•Operating income was $18.9 million compared to $2.2 million.
•Net income was $23.0 million and includes an income tax benefit from the reversal of a majority of our valuation allowance during the current year, compared to a net income of $2.5 million. Adjusted net income* was $27.3 million compared to $3.6 million.
•Basic and diluted EPS were $0.36 and $0.35, respectively, compared to $(0.04).
•Adjusted EBITDA* was $41.8 million compared to $14.3 million.
•Operating cash flow provided $7.9 million compared to $14.8 million.
•Adjusted free cash flow* used cash of $3.0 million compared to providing cash of $5.0 million.
•Average undergraduate full-time active students increased 14.2% driven by strong new student starts throughout fiscal 2021 and the addition of MIAT.
•New student starts increased 7.9% in the period.

*See “Use of Non-GAAP Financial Information” below.

Student Metrics

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Total new student starts	3,166	2,532	7,409	6,864
Average undergraduate full-time active students	12,025	10,797	12,881	11,280
End of period undergraduate full-time active students	12,077	10,583	12,077	10,583

For UTI’s most recent investor presentation and quarterly financial supplement, please see its investor relations website at https://investor.uti.edu.

Updated Fiscal 2022 Financial Outlook

Updated
FY 2022
($ in millions)	Guidance(2)
New student start growth versus fiscal 2021	Low to Mid Single Digits
Revenue	Higher end of range $410.0 - $420.0
Adjusted net income(1)	Higher end of range $32.0 - $35.0
Adjusted EBITDA(1)	Higher end of range $52.0 - $55.0
Adjusted free cash flow(1)(3)	$35.0 - $40.0

(1) See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
(2) Fiscal 2022 reflects UTI estimated results for the full year and MIAT estimated results beginning November 1, 2021. Any growth rates shown are calculated on an "as reported" basis.
(3) Assumes $55.0 to $60.0 million of total capex, excluding the Lisle campus purchase, and including investments for the Austin and Miramar campuses, MIAT-related program expansion, new welding programs launching during the fiscal year, campus optimization efforts, and a consistent level of annual maintenance capex.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2022 third quarter ended June 30, 2022, on Wednesday, August 3, 2022, at 4:30 p.m. ET.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu or the telephone replay can be accessed August 17, 2022, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 8868532.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), UTI also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. UTI discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, UTI believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.

Adjusted EBITDA

UTI defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company's normal recurring operations.

Adjusted Free Cash Flow

UTI defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered as part of the company's normal recurring operations.

Adjusted Net Income (Loss)

UTI defines adjusted net income (loss) as net income (loss), adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring operations, including the income tax effect on the adjustments utilizing the effective tax rate.

UTI discloses any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes acquisition-related costs for both announced and potential acquisitions, integration costs for completed acquisitions, costs related to the purchase of our Lisle, Illinois and Avondale, Arizona campuses, start-up costs associated with the Austin, TX and Miramar, FL campus openings, lease accounting adjustments resulting from the purchase of our Lisle, Illinois campus and our campus consolidation efforts, the income tax benefit recorded as a result of the CARES Act, and severance expenses due to the CEO transition. To obtain a complete understanding of UTI's performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing UTI’s financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of UTI's operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address UTI’s expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) UTI’s expectation that it will meet its fiscal year 2022 guidance for new student start growth (decline), revenue growth, net income, adjusted net income, adjusted EBITDA, and adjusted free cash flow; (2) expectation that it will continue to expand its value proposition and build a business that can grow in low-to-mid single digits with potential upside, regardless of the economic environment; (3) UTI’s expectation that it will succeed in new campus launches next year; and (4) UTI’s expectation of the successful integration of the MIAT acquisition. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on UTI’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of UTI’s control. UTI’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect UTI's actual results include, among other things, impacts related to the COVID-19 pandemic, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or modified campuses or instruction, potential increased competition, changes in demand for the programs UTI offers, increased investment in management and capital resources, failure to comply with the restrictive covenants and UTI’s ability to pay the amounts when due under the Credit Agreement with Fifth Third Bank, the Credit Agreement with Valley National Bancorp, National Association, the effectiveness of UTI student recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic and political conditions, the adoption of new accounting standards, and other risks that are described from time to time in UTI's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by UTI in this press release and the related conference call are based only on information currently available to UTI and speak only as of the date on which it is made. UTI expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute (UTI) uses its websites (https://www.uti.edu/ and https://investor.uti.edu/) and LinkedIn page (https://www.linkedin.com/school/universal-technical-institute/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and UTI may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

Founded in 1965 and headquartered in Phoenix, Universal Technical Institute’s (NYSE: UTI) mission is to serve our students, partners, and communities by providing quality education and support services for in-demand careers. Approximately 250,000 students have graduated from one of UTI’s 15 campuses located across Arizona, California, Florida, Illinois, Michigan, North Carolina, Pennsylvania, New Jersey, and Texas. UTI’s campuses are accredited by the Accrediting Commission of Career Schools and Colleges (ACCSC), while its employer-aligned technical training programs are offered under four brands: Universal Technical Institute, Motorcycle Mechanics Institute / Marine Mechanics Institute, NASCAR Technical Institute, and MIAT College of Technology. For more information and a complete list of all programs offered, please visit www.uti.edu or follow on LinkedIn @UniversalTechnicalInstitute.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Media Contact:
Mark Brenner
Vice President, Corporate Affairs & Communications
Universal Technical Institute, Inc.
(623) 445-0872

Investor Relations Contact:
Robert Winters
Alpha IR Group
(312) 445-2870
UTI@alpha-ir.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Revenues	$100,966	$83,768	$308,127	$237,602
Operating expenses:
Educational services and facilities	53,216	42,238	150,326	122,049
Selling, general and administrative	45,796	38,478	138,892	113,387
Total operating expenses	99,012	80,716	289,218	235,436
Income from operations	1,954	3,052	18,909	2,166
Other (expense) income:
Interest expense, net	(484)	(119)	(1,163)	(60)
Other (expense) income, net	(291)	153	(336)	508
Total other (expense) income, net	(775)	34	(1,499)	448
Income before income taxes	1,179	3,086	17,410	2,614
Income tax (expense) benefit	(336)	(86)	5,609	(78)
Net income	$843	$3,000	$23,019	$2,536
Preferred stock dividends	1,296	1,313	3,913	3,938
Net (loss) income available for distribution	$(453)	$1,687	$19,106	$(1,402)

Earnings per share:
Net (loss) income per share - basic	$(0.01)	$0.03	$0.36	$(0.04)
Net (loss) income per share - diluted	$(0.01)	$0.03	$0.35	$(0.04)

Weighted average number of shares outstanding:
Basic	33,257	32,821	33,032	32,746
Diluted	33,257	33,036	33,550	32,746

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	June 30, 2022	September 30, 2021
Assets
Cash and cash equivalents	$70,713	$133,721
Restricted cash	2,627	12,256
Receivables, net	26,592	17,151
Notes receivable, current portion	5,506	5,538
Prepaid expenses	7,093	6,658
Other current assets	9,408	8,068
Total current assets	121,939	183,392
Property and equipment, net	207,036	122,051
Goodwill	16,859	8,222
Intangible assets	16,244	124
Notes receivable, less current portion	29,662	30,586
Right-of-use assets for operating leases	139,881	159,075
Deferred tax asset, net	3,634	—
Other assets	5,027	9,120
Total assets	$540,282	$512,570
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$57,131	$54,397
Dividends payable	1,296	—
Deferred revenue	42,682	57,648
Accrued tool sets	3,615	3,292
Operating lease liability, current portion	13,197	14,075
Long term debt, current portion	929	876
Other current liabilities	2,083	2,430
Total current liabilities	120,933	132,718
Deferred tax liabilities, net	—	674
Operating lease liability	136,824	153,228
Long-term debt	66,832	29,850
Other liabilities	4,049	7,570
Total liabilities	328,638	324,040
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 33,850 and 32,915 shares issued	3	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 676 shares of Series A Convertible Preferred Stock issued and outstanding, liquidation preference of $100 per share	—	—
Paid-in capital - common	147,326	142,314
Paid-in capital - preferred	66,481	68,853
Treasury stock, at cost, 82 shares	(365)	(365)
Retained deficit	(2,890)	(21,996)
Accumulated other comprehensive income (loss)	1,089	(279)
Total shareholders’ equity	211,644	188,530
Total liabilities and shareholders’ equity	$540,282	$512,570

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$23,019	$2,536
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,124	10,470
Amortization of right-of-use assets for operating leases	12,636	11,856
Bad debt expense	2,077	1,025
Stock-based compensation	3,273	1,186
Deferred income taxes	(6,283)	—
Training equipment credits earned, net	(921)	504
Unrealized gain (loss) on interest rate swap	1,368	(352)
Other gains (losses), net	537	(330)
Changes in assets and liabilities:
Receivables	(8,234)	6,093
Prepaid expenses	(1,439)	(4,906)
Other assets	(621)	(773)
Notes receivable	956	(956)
Accounts payable and accrued expenses	384	(1,693)
Deferred revenue	(16,809)	1,299
Income tax receivable	—	2,522
Accrued tool sets and other current liabilities	891	1,122
Operating lease liability	(10,778)	(13,546)
Other liabilities	(4,274)	(1,274)
Net cash provided by operating activities	7,906	14,783
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(26,514)	—
Purchase of property and equipment	(69,615)	(54,245)
Proceeds from disposal of property and equipment	7	6
Proceeds from maturities of held-to-maturity securities	—	37,401
Return of capital contribution from unconsolidated affiliate	188	226
Net cash used in investing activities	(95,934)	(16,612)
Cash flows from financing activities:
Proceeds from term loan	38,000	31,150
Debt issuance costs related to the term loan	(355)	(272)
Payment of preferred stock cash dividend	(2,617)	(2,625)
Payments on term loans and finance leases	(19,004)	(162)
Payment of payroll taxes on stock-based compensation through shares withheld	(633)	(401)
Net cash provided by financing activities	15,391	27,690
Change in cash, cash equivalents and restricted cash	(72,637)	25,861
Cash and cash equivalents, beginning of period	133,721	76,803
Restricted cash, beginning of period	12,256	12,116
Cash, cash equivalents and restricted cash, beginning of period	145,977	88,919
Cash and cash equivalents, end of period	70,713	102,856
Restricted cash, end of period	2,627	11,924
Cash, cash equivalents and restricted cash, end of period	$73,340	$114,780

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Net income	$843	$3,000	$23,019	$2,536
Interest expense, net	484	119	1,163	60
Income tax (benefit) expense	336	86	(5,609)	78
Depreciation and amortization	4,561	3,619	12,124	10,470
EBITDA	$6,224	$6,824	$30,697	$13,144
Acquisition related costs	314	251	3,223	1,040
MIAT integration costs	702	—	903	—
Start-up costs associated with Austin, TX and Miramar, FL campus openings	3,169	79	7,466	79
Facility lease accounting adjustments	547	—	(461)	—
Adjusted EBITDA, non-GAAP	$10,956	$7,154	$41,828	$14,263

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Nine Months Ended June 30,
	2022	2021
Net cash provided by operating activities, as reported	$7,906	$14,783
Purchase of property and equipment	(69,615)	(54,245)
Free cash flow, non-GAAP	(61,709)	(39,462)
Adjustments:
Purchase of Lisle, Illinois campus	28,479	—
Purchase of Avondale, Arizona campus	—	45,240
Income tax refund received from CARES tax benefit	—	(2,739)
Acquisition related costs paid	3,517	949
MIAT integration costs paid	744	—
Cash outflow for Austin, TX and Miramar, FL start-up costs	4,415	365
Cash outflow for Austin, TX and Miramar, FL purchase of property and equipment	20,930	407
Facility lease accounting adjustments	575	—
Severance payment due to CEO transition	32	215
Adjusted free cash flow, non-GAAP	$(3,017)	$4,975

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Net income	$843	$3,000	$23,019	$2,536
Add back: Income tax (benefit) expense	336	86	(5,609)	78
Income before income taxes	1,179	3,086	17,410	2,614
Adjustments:
Acquisition related costs	314	251	3,223	1,040
MIAT integration costs	702	—	903	—
Start-up costs associated with Austin, TX and Miramar, FL campus openings	3,169	79	7,466	79
Facility lease accounting adjustments	547	—	(461)	—
Adjusted income before income taxes	5,911	3,416	28,541	3,733
Income tax effect: (expense) benefit	(248)	(95)	(1,199)	(111)
Adjusted net income, non-GAAP	$5,663	$3,321	$27,342	$3,622

GAAP effective income tax rate (1)	4.2%	2.8%	4.2%	3.0%

(1) The GAAP effective tax rate for the nine months ended June 30, 2022 has been adjusted to remove the impact from the MIAT purchase accounting adjustments for deferred tax liabilities and the reversal of the valuation allowance, both of which created a net tax benefit for the period. The GAAP effective tax rate for the three months ended June 30, 2022 has been adjusted to reflect the normalized annual rate excluding the items noted in the nine month rate.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

Selected Supplemental Financial Information

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Salaries expense	$38,576	$33,768	$111,649	$98,484
Employee benefits and tax	6,631	5,700	21,327	16,738
Bonus expense	4,118	5,088	12,983	12,544
Stock-based compensation	1,033	(596)	3,348	1,261
Total compensation and related costs	$50,358	$43,960	$149,307	$129,027

Advertising expense	$13,382	$10,388	$38,275	$30,010
Occupancy expense, net of subleases	9,150	7,946	28,231	24,186
Depreciation and amortization	4,561	3,619	12,124	10,470
Contract services expense	2,953	1,874	7,682	6,083

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL
INFORMATION FOR FISCAL 2022 GUIDANCE
(In thousands)
(Unaudited)

For each of the non-GAAP reconciliations provided for fiscal 2022 guidance, we are reconciling to the midpoint of the guidance range. The adjustments reflected below for fiscal 2022 are illustrative only and may change throughout the year, both in amount or the adjustments themselves.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Fiscal 2022 Guidance

Updated
Twelve Months Ended
September 30,
2022
Net income	~ $25,000
Interest (income) expense, net	~ 1,600
Income tax (benefit) expense	~ (5,500)
Depreciation and amortization	~ 17,000
EBITDA	~ $38,100
Acquisition related costs	~ $3,800
MIAT integration and program expansion costs	~ 2,600
Start-up costs associated with Austin, TX and Miramar, FL campus openings	~ 9,300
Facility lease accounting adjustments	~ (300)
Adjusted EBITDA, non-GAAP	~ $53,500
FY 2022 Guidance Range	$52,000 - $55,000

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow for Fiscal 2022 Guidance

Updated
Twelve Months Ended
September 30,
2022
Net cash provided by operating activities	~ $48,000
Purchase of property and equipment	~ (84,000)
Free cash flow, non-GAAP	~ $(36,000)
Adjustments:
Acquisition related costs paid	~ 5,500
MIAT integration and program expansion costs paid	~ 1,000
Cash outflow for MIAT related program expansion purchase of property and equipment	~ 2,000
Cash outflow for Austin, TX and Miramar, FL start-up costs	~ 6,500
Cash outflow for Austin, TX and Miramar, FL purchase of property and equipment	~ 29,500
Facility lease accounting adjustments	~ 600
Purchase of Lisle, Illinois campus	~ 28,400
Severance payment due to CEO transition	~ 30
Adjusted free cash flow, non-GAAP	~ $37,500
FY 2022 Guidance Range	$35,000 - $40,000

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL
INFORMATION FOR FISCAL 2022 GUIDANCE
(In thousands)
(Unaudited)

Reconciliation of Net Income to Adjusted Net Income for Fiscal 2022 Guidance

Updated
Twelve Months Ended
September 30,
2022
Net income	~ $25,000
Add back: Income tax (benefit) expense(1)	~ (5,500)
Income before income taxes	~ 19,500
Adjustments:
Acquisition related costs	~ $3,800
MIAT integration and program expansion costs	~ 2,600
Start-up costs associated with Austin, TX and Miramar, FL campus openings	~ 9,300
Facility lease accounting adjustments	~ (300)
Adjusted income before income taxes	~ $34,900
Income tax effect: (expense)(1)	~ (1,400)
Adjusted net income, non-GAAP	~ $33,500
FY 2022 Guidance Range	$32,000 - $35,000

(1)     An estimated GAAP effective tax rate of 4.0% has been used to compute the adjusted net income for fiscal 2022 which removes the impact from the MIAT purchase accounting adjustments for deferred tax liabilities and the reversal of the valuation allowance.